Exhibit 3.1

CERTIFICATE OF FORMATION

OF

FORTIS MINERALS, LLC

This Certificate of Formation, dated September 17, 2019, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.        Name.  The name of the Company is: “Fortis Minerals, LLC”.

2.        Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:	/s/ Christopher Hall Transier
Name:	Christopher Hall Transier
Title:	Chief Executive Officer